UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 29, 2004

(Date of Report—Date of Earliest Event Reported)

D.R. Horton, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14122	75-2386963

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006

(Address of Principal Executive Offices)

(817) 856-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Press Release
Amended and Restated Revolving Credit Agreement

Item 5. Other Events.

          On March 29, 2004, D.R. Horton, Inc. (the “Company”) announced that it has restructured and amended its existing unsecured revolving credit facility, increasing it from $805,000,000 to $1,000,000,000, extending its maturity from January 31, 2006 to March 25, 2008, and pricing it more favorably to the Company. It includes an uncommitted $250,000,000 accordion feature, under which the facility may be increased to $1,250,000,000. It also includes a $350,000,000 letter of credit sub-facility.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

	99.1	Press Release dated March 29, 2004 related to the Company’s announcement that it has increased and extended its unsecured revolving bank credit facility to $1.0 billion.

	99.2	Amended and Restated Revolving Credit Agreement dated as of March 25, 2004, entered into by and among D.R. Horton, Inc., Lenders (as defined in such Credit Agreement) and Bank of America, N.A., as Administrative Agent and a Letter of Credit Issuer (as defined in such Credit Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2004

D. R. Horton, Inc.

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Press Release dated March 29, 2004 related to the Company’s announcement that it has increased and extended its unsecured revolving bank credit facility to $1.0 billion.

99.2	Amended and Restated Revolving Credit Agreement dated as of March 25, 2004, entered into by and among D.R. Horton, Inc., Lenders (as defined in such Credit Agreement) and Bank of America, N.A., as Administrative Agent and a Letter of Credit Issuer (as defined in such Credit Agreement).